UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2016

AROWANA INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36813	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

(Address of Principal Executive Offices)

+612-8083-9800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 20, 2016, Arowana Inc. (“ARWA”) held an extraordinary general meeting of its shareholders (the “Shareholder Meeting”) and an extraordinary general meeting of its warrantholders (the “Warrantholder Meeting”).

Shareholder Meeting

At the Shareholder Meeting, ARWA’s shareholders considered the following proposals:

1.     A proposal to adopt the Contribution Agreement, dated as of August 11, 2016 and amended as of October 18, 2016 and November 15, 2016 (the “Contribution Agreement”), by and among ARWA, Arowana International Limited, a company listed on the Australian Securities Exchange and an affiliate of certain officers (“AWN”), directors and shareholders of ARWA, and VivoPower International PLC, a wholly owned subsidiary of AWN (“VivoPower”), which, among other things, provides for ARWA to contribute to VivoPower the funds held in the trust account that holds the proceeds of its initial public offering, less certain expenses, in exchange for ordinary shares of VivoPower, and to approve the business combination contemplated by such agreement. The following is a tabulation of the votes with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
10,137,805	210,000	0	0

In connection with this vote, the holders of 5,947,398 of ARWA’s ordinary shares properly exercised their right to convert their shares into cash at a conversion price of $10.25 per share, for an aggregate conversion amount of $60,960,829.50, in connection with the completion of the business combination.

2.     A proposal to approve the voluntary winding up of ARWA, subject to and conditional upon the approval of the Contribution Proposal and the completion of the transactions contemplated by the Contribution Agreement (the “Transactions”). The following is a tabulation of the votes with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
10,137,805	210,000	0	0

3.     A proposal to approve a discretionary management incentive plan, providing for the issuance of equity by VivoPower and MidCo, a wholly owned subsidiary of VivoPower, to employees and directors of VivoPower and its subsidiaries. The following is a tabulation of the votes with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
9,751,205	210,400	386,200	0

Based on the tabulated votes set forth above, each of the foregoing proposals was approved. Because the Contribution Agreement and the business combination contemplated thereby were adopted and approved, the proposal to adjourn the Shareholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies was not presented at the Shareholder Meeting.

Warrantholder Meeting

At the Warrantholder Meeting, ARWA’s warrantholders considered a proposal to approve an amendment (the “Amendment”) to the warrant agreement that governs all of ARWA’s warrants, to provide that, upon consummation of the transactions contemplated by the Contribution Agreement, each outstanding ARWA warrant will be exchanged with ARWA for 1/20 of a VivoPower ordinary share. The following is a tabulation of the votes with respect to this proposal:

For	Against	Abstain	Broker Non-Votes
7,188,385	31,031	0	0

Based on the tabulated vote set forth above, the foregoing proposal was approved. Because the Amendment was approved, the proposal to adjourn the Warrantholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies was not presented at the Warrantholder Meeting.

The transactions contemplated by the Contribution Agreement (the “Transactions”) also were approved by the shareholders of AWN on December 20, 2016.

ARWA expects that the Transactions will be consummated promptly after the remaining conditions to closing set forth in the Contribution Agreement are satisfied or waived. The conditions to closing include, among other things, the receipt of confirmation from The Nasdaq Stock Market that VivoPower ordinary shares will be listed on the exchange upon closing.

Forward-Looking Statements

This report and the exhibits hereto include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the satisfaction of the closing conditions to the transactions and the timing of the completion of the transactions. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the parties’ control and difficult to predict. Factors that may cause such differences include changes adversely affecting the business in which VivoPower is engaged and the failure to receive required approvals from government entities and third parties. The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company, the transactions described herein or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2016

AROWANA INC.

By:	/s/ Kevin Chin
Name: Kevin Chin
Title: Chairman and Chief Executive Officer

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